SETTLEMENT AGREEMENT

This Settlement Agreement (hereinafter the "Agreement") is made and entered into as of the 22nd day of October, 2009, by and between NEW INDUSTRIES INVESTMENT CONSULTANTS (HK) LTD, (hereinafter referred to as “NIIC”) and LASERSIGHT INCORPORATED, LASERSIGHT TECHNOLOGIES, INC., and LASERSIGHT PATENTS, INC. (hereinafter referred to collectively as the “LASERSIGHT”).

W I T N E S S E T H:

WHEREAS, on or about August 31, 2004, and July 26, 2006, LASERSIGHT INCORPORATED AND LASERSIGHT TECHNOLOGIES, INC. executed various promissory notes and security agreement in favor of NIIC, copies of which are attached to the Complaint filed in the Florida state court action between the parties, and, pursuant thereto, NIIC made various loans to LaserSight Incorporated and LaserSight Technologies, Inc., with a total of $4,669,683 due and owing NIIC as of November 30, 2008, plus subsequent accrued interest;

WHEREAS, a dispute arose between NIIC and LASERSIGHT with respect to the aforementioned loans and notes and LASERSIGHT’s failure to abide by its terms; and

WHEREAS, a lawsuit was filed styled, New Industries Investment Consultants (HK) Ltd., Plaintiff, vs. LaserSight Incorporated and LaserSight Technologies, Inc., in the Circuit Court of the Ninth Judicial Circuit, in and for Orange County Florida, being Civil Action File Number 08-CA-34406, Division 35, in which NIIC asserted claims for breach of notes, foreclosure of security interest in collateral and replevin (hereinafter the “Florida Action”);

WHEREAS, in the Florida Action, NIIC and LASERSIGHT desire to fully and finally settle all differences, legal disputes, claims, actions, causes of action, charges, or complaints between and among them including the subject matter and all that is tangentially related to the aforementioned Florida Action under the terms and provisions set forth below.

WHEREAS, LASERSIGHT admits that it owes NIIC the sum of $4,669,683, together with interest accruing after November 30, 2008, and all expenses and costs to be paid by LaserSight under the conditions in the loan documents, incurred and to be incurred with this settlement  (hereinafter the “Indebtedness”)

NOW, THEREFORE, incorporating the foregoing recital of facts and in consideration of the mutual promises and agreements herein set forth, the parties hereto agree as follows:

A.     CONSIDERATION

1.	TERMS

(a).           Sixty days after the date of this Agreement (“Closing Date”), as written above, LASERSIGHT INCORPORATED shall transfer to NIIC all stock in LASERSIGHT TECHNOLOGIES, INC. and LASERSIGHT PATENTS, INC. together with all assets, tangible and intangible, including all intellectual property, and all company documents, records, and files in any form, of LASERSIGHT TECHNOLOGIES, INC. and LASERSIGHT PATENTS, INC. pursuant to agreements requested by NIIC.  Any original documents and tangible items shall be delivered to Kim Radcliffe, Esquire, 111 N. Orange Avenue, Suite 1450, Orlando, Florida 32801 USA, or as otherwise agreed by counsel.

(b)           LASERSIGHT PATENTS, INC. and LASERSIGHT TECHNOLOGIES, INC.  further agree to maintain their current operations without interruption from the date hereof until the Closing Date, and shall use commercially reasonable efforts to retain all current management and employees in their current positions until the Closing Date.  In order to facilitate a transition period, the current officers of LASERSIGHT PATENTS, INC. and LASERSIGHT TECHNOLOGIES, INC. shall remain in their respective positions for a period of ninety (90) days following the Closing Date.

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(c)           NIIC agrees to forebear from pursuing any legal proceeding in the Florida Action, provided that LASERSIGHT executes the relevant stock transfer documents specified herein (the “Closing”).

(d)           Time is of the essence of this Agreement.  In the event that LASERSIGHT defaults on any of the above obligations, NIIC shall notify LASERSIGHT via its attorney of the default hereunder by a nationally recognized overnight delivery allowing LASERSIGHT thirty (30) calendar days from the date of such notice to cure said default (the "Grace Period").  Said Grace Period shall commence as of the date LASERSIGHT receives said notice.

(e)           Should LASERSIGHT fail to cure the default within said Grace Period, NIIC shall be entitled to consent judgment in the Florida Action against Defendants for the full amount of the admitted Indebtedness, plus interest, less credit for any payment made hereunder.

(f)           Immediately following the Closing (no later than five business days after the Closing), NIIC will dismiss with prejudice the Florida Action.

(g)           Immediately upon the execution of the company transfer documents, the aforementioned Promissory Notes shall terminate and the parties shall have no further obligations or liabilities to each other by virtue of those Notes on the admitted Indebtedness.

(h)           The LASERSIGHT parties hereto represent, recognizing that the truth of the following representation is a material inducement upon which this Agreement is based, that they have not heretofore encumbered, assigned, transferred, conveyed, pledged, hypothecated, or in any manner purported to encumber, assign, transfer, convey, pledge, hypothecate, or transfer, to any person or entity, any stock or assets, of LASERSIGHT PATENTS, INC. and LASERSIGHT TECHNOLOGIES, INC. , including but not limited to the property referenced in the Security Agreement dated December 1, 2003, as incorporated herein.  The LASERSIGHT parties hereto agree to indemnify and hold NIIC harmless from and against any and all injuries, harm, damages, costs, losses, expenses, and/or liability (including, but not limited to, attorneys’ fees actually incurred), based on or arising out of or in any way related to any claims or demands, of any nature, which may hereafter be asserted against any NIIC hereto by, through, or by virtue of any such assignment, transfer, conveyance, pledge, hypothecation, or encumbrance made prior to the Closing Date.

2.	RELEASES

(a).           Release by LASERSIGHT and Related Entities of NIIC.

Except for the respective obligations of the parties, or any of them, set forth herein, LASERSIGHT, and on behalf of its respective agents, assigns, attorneys, accountants, employees, successors, predecessors, heirs, administrators, executors, and representatives, (hereinafter collectively referred to as “LaserSight Releasors”), hereby release and forever discharge, jointly and severally, NIIC and its respective agents, assigns, attorneys, accountants, employees, successors, predecessors, administrators, executors, representatives, and others who may have acted or been claimed to have acted in concert with them, or who may be liable or who might be claimed to be liable with them, (hereinafter collectively referred to as “NIIC Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, demands, damages, actions, causes of action  or suits of any kind or nature whatsoever (including, without limitation, those causes of action and claims which could have been asserted by any of LaserSight Releasors in this lawsuit, whether found in equity, or tort or contract law, arising out of or in any way related to any act or omission of NIIC Releasees; whether known or unknown, accrued or unaccrued which LaserSight Releasors ever had, now have, may have, or may claim to have against NIIC Releasees).  Further, LaserSight Releasors hereby release and forever discharge NIIC Releasees from any and all claims, complaints, charges, liabilities, obligations, damages, actions, causes of action, or suits of any kind or nature arising from or related to the causes of action that form all or part of the basis of the civil action entitled, New Industries Investment Consultants (HK) Ltd v. LaserSight Incorporated and LaserSight Technologies, Inc., in the Circuit Court of the Ninth Judicial Circuit, in and for Orange County Florida, being Civil Action File Number 08-CA-34406, Division 35 (Florida Action).

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It is expressly understood and agreed that the release of NIIC Releasees by LaserSight Releasors is effective immediately and is not contingent on any future event whatsoever.

LaserSight Releasors, jointly and severally, acknowledge that subsequent to the execution of this Agreement, they, or any of them, may determine that they, or any of them have incurred a loss, damage, or injury which relates to the matters released herein, but which was unknown, unaccrued, or unanticipated at the time of execution of this Agreement, or that they, or any of them may have had a claim(s) or a cause(s) of action which was unknown, unaccrued, or unanticipated at the time of execution of this Agreement, and LaserSight Releasors, jointly and severally, hereby expressly agree that the releases herein given shall apply to all such unknown and unanticipated losses, damages, injuries, claims, and causes of action.

(b).           Release by NIIC and related entities of LASERSIGHT.

Except for the respective obligations of the parties, or any of them, set forth herein, and upon full execution of stock and transfer documents as payment of the Indebtedness as set forth in paragraph 1 of Section A. (Consideration) NIIC Releasees, on behalf of themselves and each of them, and on behalf of their respective agents, assigns, attorneys, accountants, employees, successors, predecessors, heirs, administrators, executors, and representatives, and each of them hereby release and forever discharge, jointly and severally, LaserSight Releasors, as defined above, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, demands, damages, actions, causes of action or suits of any kind or nature whatsoever (including, without limitation, those causes of action and claims which could have been asserted by any of the NIIC Releasees in this lawsuit, whether found in equity or tort or contract law, arising out of or in any way related to any act or omission of LaserSight Releasors; whether known or unknown, accrued or unaccrued which NIIC Releasees ever had, now have, may have, or may claim to have against the LaserSight Releasors).

Further, upon full transfer of all of the issued and outstanding capital stock in LASERSIGHT PATENTS, INC. and LASERSIGHT TECHNOLOGIES, INC.  as full and final payment of the Indebtedness as set forth in paragraph 1 of Section A. (Consideration) NIIC Releasees hereby release and forever discharge LaserSight Releasors from any and all claims, complaints, charges, liabilities, obligations, damages, actions, causes of action, or suits of any kind or nature arising from or related to the causes of action that form all or part of the basis of the civil action entitled, New Industries Investment Consultants (HK) Ltd v. LaserSight Incorporated and LaserSight Technologies, Inc, in the Circuit Court of the Ninth Judicial Circuit, in and for Orange County Florida, being Civil Action File Number 08-CA-34406, Division 35 (Florida Action).

NIIC Releasees, jointly and severally, acknowledge that subsequent to the execution of this Agreement and the relevant transfer documents by LaserSight, they, or any of them, may determine that they, or any of them has incurred a loss, damage, or injury which relate to the matters released herein, but which was unknown, unaccrued, or unanticipated at the time of execution of this Agreement, or that they, or any of them may have had a claim(s) or a cause(s) of action which was unknown, unaccrued, or unanticipated at the time of execution of this Agreement, and NIIC Releasees, jointly and severally, hereby expressly agree that the releases herein given shall apply to all such unknown and unanticipated losses, damages, injuries, claims, and causes of action.

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B.           MISCELLANEOUS PROVISIONS

A.  Effective Date.  This Agreement shall become effective upon LASERSIGHT INCORPORATED receiving required corporate authority and consent from its Board of Directors and Shareholders in compliance with applicable law (the “Required Consents”).  LASERSIGHT INCORPORATED shall have a period not to exceed sixty (60) days from the date hereof (“Consents Deadline”) to obtain the Required Consents.  In the event that LASERSIGHT INCORPORATED fails to certify to NIIC prior to the Consents Deadline that the Required Consents have been obtained, this Agreement shall become null and void.

B.  Communications with Third Parties.  All parties to this Agreement agree that they shall not communicate with, suggest, encourage, or in any way facilitate any litigation or threatened litigation against any other party hereto in respect of any claims that exist or may be claimed to exist by any third party against any party hereto.

C.  Facilitation of Agreement.  All parties hereto agree to sign and/or file any and all necessary pleadings, motions, transfer agreements and company documents or additional documentation required or which may be reasonably necessary in order to carry out the intent of this Agreement.  It is understood that counsel for the affected parties shall have the opportunity to review and comment upon any such motions, pleadings, transfer agreements and company documents and additional documentation and all such counsel hereby agree to promptly respond to the counsel who created such additional documents with any requested revisions so that such additional documentation can be put before the appropriate court or executed in the most expeditious manner possible.

D.  No Admission of Liability.  The execution of this Agreement and the consideration given by each party hereunder shall not be deemed to be an admission of liability by any party to this Agreement.

E.  Enforcement of Agreement.  In the event any party(ies) to this Agreement sues to enforce any provision of this Agreement, the successful party(ies) in such litigation shall be entitled to an award of the attorneys’ fees, costs, and expenses actually incurred as a result of such litigation.

F.  Submission to Jurisdiction, Continuing Jurisdiction.  The parties hereto, to the extent they may lawfully do so, hereby submit to the jurisdiction of any state or federal court located in Orange County, Florida, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts for the purpose of any suit, action, or other proceeding arising out of or in any way related to any of the parties' obligations under or with respect to this Agreement and the parties hereto expressly waive any and all objections that said parties may have as to jurisdiction and/or venue in any of such courts.

G.  Entire Agreement.  This Agreement and the Exhibits hereto contain the entire agreement of the parties hereto and no waiver, modification, or amendment of this Agreement shall be valid unless it is in writing and signed by the parties hereto.

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H.  Knowing and Voluntary Execution.  The parties to this Agreement expressly agree and represent that they and/or their counsel have reviewed this Agreement, that the parties hereto have thoroughly discussed all aspects of this Agreement with their counsel, or, if any party is not represented by counsel in relation to his, her, or its entering into this Agreement, that any such party has had an opportunity to have counsel of their choice review the terms of this Agreement, that all parties hereto have read and fully understand all of the provisions of this Agreement, and that all parties hereto enter into this Agreement voluntarily and of their own volition.

I.  Non-Representation, No Reliance.  Each party to this Agreement represents and acknowledges that in executing this Agreement they have not relied and do not rely upon any representation or statement made by any other party or any other party’s agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement.

J.  Construction.  The parties to this Agreement acknowledge and agree that this Agreement and the full and final settlement memorialized herein have been negotiated between and among the parties.  In the event of a dispute about the meaning, construction, or interpretation of this Agreement, no presumption shall apply so as to construe the language of the Agreement for or against any party to this Agreement.

K.  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and upon their heirs, administrators, representatives, executors, successors, and permitted assigns.

L.  Controlling Law.  This Agreement is made and entered into in the State of Florida, and shall in all respects be interpreted, enforced, and governed under the laws of said state.

M.  Usage of Terms.  As used in this Agreement, the masculine or neuter gender, and singular or plural number, shall be deemed to include the others whenever the context so indicates or requires.

N.  No Transfer or Assignment of Claims.  The parties hereto represent, recognizing that the truth of the following representation is a material inducement upon which this Agreement is based, that they have not heretofore encumbered, assigned, transferred, conveyed, pledged, hypothecated, or in any manner purported to encumber, assign, transfer, convey, pledge, hypothecate, or transfer, to any person or entity, any rights, demands, claims, suits, actions, or causes of action released herein.  Each party hereto agrees to indemnify and hold each other party or parties hereto harmless from and against any and all injuries, harm, damages, costs, losses, expenses, and/or liability (including, but not limited to, attorneys’ fees actually incurred), based on or arising out of or in any way related to any claims or demands, of any nature, which may hereafter be asserted against any party or parties hereto by, through, or by virtue of any such assignment, transfer, conveyance, pledge, hypothecation, or encumbrance.

O.  Multiple Counterparts.  This Agreement may be executed in multiple counterparts and all such counterparts shall be taken together so that they may constitute a completely executed agreement among the parties.

P.  No Third Party Beneficiaries.  This Agreement shall not be construed to confer upon any third person or entity not a party to this Agreement, any rights or privileges, or to impose upon any of the parties to this Agreement any obligations or responsibilities to third persons or entities not parties to this Agreement, except to the extent that they are specifically referred to herein (either individually, by class, or by status) as beneficiaries of the releases contained in this Agreement.

PLEASE READ CAREFULLY.  THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

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This Agreement is executed under seal by each of the parties hereto on the first above-mentioned date.

LASERSIGHT INCORPORATED

BY: /s/Danghui(“David”)Liu (SEAL)

PRINT NAME: Danghui (“David”) Liu

TITLE: President

LASERSIGHT TECHNOLOGIES, INC.

BY: /s/Danghui(“David”)Liu (SEAL)

PRINT NAME: Danghui (“David”) Liu

TITLE: President

[SIGNATURE BLOCKS CONTINUED ON NEXT PAGE]

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LASERSIGHT PATENTS, INC.

BY: /s/Danghui(“David”)Liu (SEAL)

PRINT NAME: Danghui (“David”) Liu

TITLE: President

NEW INDUSTRIES INVESTMENT CONSULTANTS (HK) LTD.

BY: /s/Li Xu (SEAL)

PRINT NAME: Li XU

TITLE: President

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